UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
                         March 28, 2006 (March 27, 2006)

                          Commission File No. 000-22390

                             SHARPS COMPLIANCE CORP.
             (Exact Name Of Registrant As Specified In Its Charter)

               Delaware                                 74-2657168
   (State Or Other Jurisdiction Of                     (IRS Employer
    Incorporation Or Organization)                   Identification No.)

                           9350 Kirby Drive, Suite 300
                              Houston, Texas 77054
                    (Address Of Principal Executive Offices)

               Registrant's Telephone Number, Including Area Code)
                                  713-432-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.
Item 2.03  Creation of a Direct Financial Obligation

     On March 27, 2006, Sharps Compliance Corp. (the "Company") entered into a Credit Agreement (the "Credit Amendment"), dated and effective as of March 27, 2006 with JPMorgan Chase Bank, N.A.

     The Credit Agreement provides for a $1.5 million Line of Credit Facility the proceeds of which may be utilized for : (i) for working capital, (ii) letters of credit (up to $200,000), (iii) acquisitions (up to $500,000) and (iv) general corporate purposes.

     Indebtedness under the Credit Agreement is secured by substantially all of the Company's assets. Borrowings will bear interest at a fluctuating rate per annum equal to either, (i) prime rate or (ii) LIBOR plus a margin of 2.50%. Any outstanding revolving loans, and accrued and unpaid interest, will be due and payable on March 27, 2008, the maturity date of the facility. The aggregate principal amount of advances outstanding at any time under the Facility shall not exceed the Borrowing Base which is equal to 80% of Eligible Accounts Receivable (as defined) and 50% of Eligible Inventory (as defined).

     The Credit Agreement contains affirmative and negative covenants that, among other things, require the Company to maintain a specified tangible net worth and fixed charge coverage ratio. The Credit Agreement also contains customary events of default. Upon the occurrence of an event of default that remains uncured after any applicable cure period, the lenders' commitment to make further loans may terminate and the Borrower may be required to make immediate repayment of all indebtedness to the lenders. The lender would also be entitled to pursue other remedies against the Company and the collateral.

     The description of the Credit Agreement contained herein is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.


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Item 9.01 Financial Statements and Exhibits.

(c) Exhibits
    --------

      10.1 Credit Agreement dated March 27, 2006, by and between Sharps Compliance Corp. and JPMorgan Chase Bank, N.A.

      10.2 Line of Credit Note dated March 27 , 2006, by and between Sharps Compliance Corp. and JPMorgan Chase Bank, N.A.

      10.3 Security Agreement dated March 27, 2006, by and between Sharps Compliance Corp. and JPMorgan Chase Bank, N.A.

      99.1   Press Release dated March 28, 2006


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          SHARPS COMPLIANCE CORP.

                                          By:  /s/ David P. Tusa
                                               ---------------------------------
                                               Executive Vice President,
                                               Chief Financial Officer and
                                               Business Development


Dated: March 28, 2006


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                                Index to Exhibits
                                -----------------

      10.1 Credit Agreement dated March 27, 2006, by and between Sharps Compliance Corp. and JPMorgan Chase Bank, N.A.

      10.2 Line of Credit Note dated March 27 , 2006, by and between Sharps Compliance Corp. and JPMorgan Chase Bank, N.A.

      10.3 Security Agreement dated March 27, 2006, by and between Sharps Compliance Corp. and JPMorgan Chase Bank, N.A.

      99.1   Press Release dated March 28, 2006


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